Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

- 1Q 2020 Net Income Attributable to Common Stockholders of $10.8M, or $0.09 per Diluted Share -
- 1Q 2020 Company Share of Core FFO of $37.5M, Up 27.6% Compared to 1Q 2019 -
- 1Q 2020 Company Share of Core FFO of $0.33 per Diluted Share, Up 10.0% Compared to 1Q 2019 -
- 1Q 2020 Stabilized Same Property Portfolio NOI and Cash NOI Up 3.7% and 7.5%, Respectively, Over 1Q 2019 -
- 1Q 2020 GAAP Releasing Spreads of 36.6% and Cash Releasing Spreads of 24.4% -
- Quarterly Dividend Increased by 16.2% to $0.215 per Share -
- Revised Core FFO 2020 Guidance Range of $1.26 to $1.29 per Diluted Share Due to COVID-19 Impact -

Los Angeles, California - May 4, 2020 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties in Southern California infill markets, today announced financial and operating results for the first quarter of 2020.

First Quarter 2020 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.09 per diluted share compared to $0.08 per diluted share for the first quarter of last year.

•	Company share of Core FFO increased 27.6% to $37.5 million year-over-year.

•	Company share of Core FFO per diluted share increased 10.0% to $0.33 per diluted share year-over-year.

•	Consolidated Portfolio Net Operating Income (NOI) of $59.4 million, an increase of 29.7% year-over-year.

•	Consolidated Portfolio Cash NOI of $55.3 million, representing an increase of 31.8% year-over-year.

•	Stabilized Same Property Portfolio GAAP and Cash NOI increased 3.7% and 7.5%, respectively, year-over-year.

•	Comparable rental rates on 1,594,358 rentable square feet of new and renewal leases were 36.6% higher than prior rents on a GAAP basis and 24.4% higher on a cash basis.

•	Acquired 10 industrial properties for an aggregate purchase price of $203.2 million.

“Our first quarter results demonstrate the strength of Rexford’s platform and value creation opportunity within the infill Southern California industrial market. We achieved Core FFO growth of 27.6%, or 10.0% on a per share basis, for the first quarter of 2020, which was driven by strong internal and external growth,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. ”Due to the continued favorable supply demand dynamics within our submarkets, we achieved first quarter Stabilized Same Property NOI growth of 3.7% and 7.5% on a GAAP and cash basis, respectively, and delivered re-leasing spreads of 36.6% on a GAAP basis and 24.4% on a cash basis with nearly 1.6 million square feet of leasing activity. We also completed the acquisition of a 10-property portfolio for an aggregate purchase price of $203.2 million, which was funded through a creative combination of cash and common and preferred operating partnership units.”

“As we look ahead through 2020 and beyond, we continue to navigate the impact of COVID-19. We remain fully operational as an essential part of the supply chain, with our biggest concern being the health and safety of our employees, our tenants and their families during this time. In addition to the impacts associated with health-safety and stay-at-home orders, most of the California municipalities in which we own properties have not only implemented eviction moratoriums but have also reached beyond the mandates granted in most other states by providing tenants impacted by COVID-19 the unilateral ability to defer their rent. While it is impossible to discern which tenants may seek rent relief out of need versus those taking advantage of their new-found, government-mandated ability to defer rent, we believe the favorable long-term tenant demand fundamentals combined with exceptionally high-barriers limiting the ability to resolve our ongoing supply-demand imbalance represent competitive advantages within infill Southern California. We have observed the resilience of tenants in our markets through prior cycles and believe that to be a positive differentiating attribute associated with our value-driven strategy focused on infill Southern California. Despite these COVID-19 challenges, we believe Rexford Industrial is well positioned to successfully work through these market disruptions, capitalize upon internal and external growth opportunities as they may arise, and emerge from this phase of the cycle stronger than ever. We believe our low-leverage balance sheet and exclusive focus on prime, infill Southern California, the nation’s largest, highest-value and highest-demand last-mile logistics market, which continues to see increasing tenant demand driven by e-commerce, among other growth drivers, represent a favorable back-drop as we move forward, focused on creating value for our shareholders.”

Financial Results:

The Company reported net income attributable to common stockholders of $10.8 million, or $0.09 per diluted share, for the three months ended March 31, 2020, as compared to net income attributable to common stockholders of $8.0 million, or $0.08 per diluted share, for the three months ended March 31, 2019.

The Company reported Company share of Core FFO of $37.5 million, or $0.33 per diluted share of common stock, for the three months ended March 31, 2020, as compared to Company share of Core FFO of $29.4 million, or $0.30 per diluted share of common stock, for the three months ended March 31, 2019. Amounts are adjusted for non-core expenses of $5 thousand for the three months ended March 31, 2020, and $23 thousand for the three months ended March 31, 2019.

For the three months ended March 31, 2020, the Company’s consolidated portfolio NOI increased 29.7% compared to the three months ended March 31, 2019, and the Company’s consolidated portfolio Cash NOI increased 31.8% compared to the three months ended March 31, 2019.

For the three months ended March 31, 2020, the Company’s Stabilized Same Property Portfolio NOI increased 3.7% compared to the first quarter of 2019, driven by a 3.7% increase in Stabilized Same Property Portfolio rental income and a 4.0% increase in Stabilized Same Property Portfolio expenses. Stabilized Same Property Portfolio Cash NOI increased 7.5% compared to the first quarter of 2019.

Operating Results:

During the first quarter of 2020, the Company signed 107 new and renewal leases totaling 1,594,358 rentable square feet. Average rental rates on comparable new and renewal leases were up 36.6% on a GAAP basis and up 24.4% on a cash basis. The Company signed 47 new leases for 424,435 rentable square feet, with GAAP rents up 33.5% compared to the prior in-place leases. The Company signed 60 renewal leases for 1,169,923 rentable square feet, with GAAP rents up 37.2% compared to the prior in-place leases. For the 47 new leases, cash rents increased 22.1%, and for the 60 renewal leases, cash rents were up 24.8%, compared to the ending cash rents for the prior leases.

At March 31, 2020, the Stabilized Same Property Portfolio occupancy was 98.0%. At March 31, 2020, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.4% occupied and the Company’s consolidated portfolio, including value-add repositioning assets, was 95.2% occupied.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2020. See below for information regarding the supplemental information package.

Transaction Activity:

In the first quarter 2020, the Company acquired 10 properties, for an aggregate purchase price of $203.2 million, as detailed below.

In March 2020, the Company acquired, as part of a single portfolio:

•
701-751 Kingshill Place, a 73% leased six-building industrial complex containing 169,069 square feet on 7.95 acres of land, located in the Los Angeles – South Bay submarket, for $33.0 million, or $195 per square foot.

•
2601-2641 Manhattan Beach Boulevard, a 96% leased six-building industrial complex containing 126,726 square feet on 6.58 acres of land, located in the Los Angeles – South Bay submarket, for $38.2 million, or $302 per square foot.

•
2410-2420 Santa Fe Avenue, a 100% leased single-tenant industrial building containing 112,000 square feet on 5.57 acres of land, located in the Los Angeles – South Bay submarket, for $34.7 million, or $310 per square foot.

•
11600 Los Nietos Road, a 100% leased single-tenant industrial building containing 103,982 square feet on 4.54 acres of land, located in the Mid-Counties submarket, for $16.6 million, or $160 per square foot.

•
5160 Richton Street, an 86% leased multi-tenant industrial building containing 94,976 square feet on 4.28 acres of land, located in the Inland Empire – West submarket, for $15.6 million, or $164 per square foot.

•
2205 126th Street, a 40% leased multi-tenant industrial building containing 63,532 square feet on 3.56 acres of land, located in the Los Angeles – South Bay submarket, for $17.1 million, or $269 per square foot.

•
11832-11954 La Cienega Boulevard, a 93% leased four-building industrial complex containing 63,462 square feet on 3.05 acres of land, located in the Los Angeles – South Bay submarket, for $19.2 million, or $302 per square foot.

•
7612-7642 Woodwind Drive, a 100% leased three-building industrial complex containing 62,377 square feet on 4.04 acres of land, located in the Orange County – West submarket, for $13.7 million, or $220 per square foot.

•
960-970 Knox Street, a 100% leased two-building industrial complex containing 39,400 square feet on 2.27 acres of land, located in the Los Angeles – South Bay submarket, for $9.6 million, or $244 per square foot.

•
25781 Atlantic Ocean Drive, a 100% leased single-tenant industrial building containing 27,960 square feet on 1.65 acres of land, located in the Orange County – South submarket, for $5.5 million, or $196 per square foot.

Subsequent to the first quarter of 2020, the Company completed one additional acquisition for a purchase price of $15.5 million.

Balance Sheet:

The Company ended the first quarter with $612 million in liquidity, including $112 million in cash and $500 million available under our unsecured revolving credit facility.

During the quarter ended March 31, 2020, the Company issued 2,062,505 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $36.00 per share, providing gross proceeds of approximately $74.2 million and net proceeds of approximately $73.1 million. As of March 31, 2020, the current ATM program had approximately $269.9 million of remaining capacity.

In February 2020, the Company amended its senior unsecured credit facility to, among other changes, increase the aggregate commitment for the unsecured revolving credit facility to $500 million from $350 million and to extend the maturity date of the unsecured revolving credit facility to February 2024 from February 2021. As of March 31, 2020, the Company did not have any borrowing outstanding under the unsecured revolving credit facility, leaving $500 million available for future borrowings.

In March 2020, in connection with the acquisition of the ten-property industrial portfolio, the Company (i) issued 1,406,170 common units of limited partnership interests in the Operating Partnership, (ii) issued 906,374 4.00% cumulative redeemable convertible preferred units of partnership interest in the Operating Partnership and (iii) assumed $44.7 million of secured mortgage loans.

As of March 31, 2020, the Company had $905.6 million of outstanding debt, with an average interest rate of 3.52% and an average term-to-maturity of 5.3 years. As of March 31, 2020, $847.1 million, or 94%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.58% and an average term-to-maturity of 5.5 years. The remaining $58.5 million, or 6%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.70% and an average term-to-maturity of 3.3 years. The Company has no debt maturities until 2022.

COVID-19 Impact on Operations (As of May 3, 2020)

In response to COVID-19, most California municipalities in the markets in which we own properties have implemented eviction moratoriums and granted tenants impacted by COVID-19 the unilateral right to defer rent while the emergency “shelter in place” orders are in effect, with repayment generally within three to six months after the end of the local emergency “shelter in place” or similar order. A number of our tenants have taken advantage of these local government mandates authorizing deferral of rent. While the Company is currently unable to completely estimate the impact that COVID-19 and these emergency orders will have on its financial condition and results of operations, as of the date of this press release, the Company has seen the following impact (using tenant counts and In-Place Annualized Base Rent (“ABR”) as of March 31, 2020):

▪	The Company collected March rents from tenants representing approximately 97.9% of ABR.

▪	The Company has collected contractual April rents or executed short-term rent relief agreements with tenants representing 95.4% of ABR.

•	The Company has collected April cash rents from tenants representing 82.1% of ABR.

•	A number of tenants are exercising their local government-mandated rights to unilaterally defer rent without an agreement.

•
Additional details regarding these rent relief agreements related to the impact of COVID-19 can be found in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, on the Company’s investor relations website at www.ir.rexfordindustrial.com and via EDGAR through the SEC website at http://www.sec.gov.

Guidance:

While the full economic impact of the COVID-19 pandemic and efforts to contain its spread, as well as the impact of local California government mandates enabling tenants impacted by COVID-19 to unilaterally defer rent, is difficult to predict or quantify, based on recent trends the Company has observed, the Company is revising its full year 2020 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.28 to $0.31 per diluted share

•	Company share of Core FFO within a range of $1.26 to $1.29 per diluted share

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 95.0% to 96.0%

•	Stabilized Same Property Portfolio NOI growth for the year within a range of 1.3% to 1.8%

•	General and administrative expenses within a range of $36.5 million to $37.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of May 4, 2020, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur through the end of the year. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the number of tenants requesting rent relief or failing to pay rent in future periods, the duration and severity of the impact of the COVID-19 pandemic, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On May 4, 2020, the Company’s Board of Directors declared a dividend in the amount of $0.215 per share for the second quarter of 2020, payable in cash on July 15, 2020, to common stockholders and common unit holders of record as of June 30, 2020.

On May 4, 2020, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on June 30, 2020, to preferred stockholders of record as of June 15, 2020.

Supplemental Information:

Details regarding these results and incremental detail on the Company’s business related to the impact of COVID-19 can be found in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, on the Company’s investor relations website at www.ir.rexfordindustrial.com and via EDGAR through the SEC website at http://www.sec.gov.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Tuesday, May 5, 2020, at 1:00 p.m. Eastern Time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 5, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13702286.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 224 properties with approximately 27.5 million rentable square feet and manages an additional 20 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate

Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2020 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2020 Estimate
	Low	High
Net income attributable to common stockholders	$0.28	$0.31
Company share of depreciation and amortization	$0.98	$0.98
Company share of Core FFO	$1.26	$1.29

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to NOI for our Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio. A calculation of Cash NOI for our Stabilized Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Stabilized Same Property Portfolio, is set forth below.

Stabilized Same Property Portfolio:
Our Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through May 4, 2020, and that were stabilized as of January 1, 2019. Therefore, our Stabilized Same Property Portfolio excludes the properties listed below that were or will be classified as development, repositioning, or lease-up properties during 2019 and 2020. For 2020, our Stabilized Same Property Portfolio consists of 161 properties aggregating 19,831,139 rentable square feet.

1210 N. Red Gum Street	16121 Carmenita Road	3233 Mission Oaks Boulevard
1332-1340 Rocky Point Drive	1998 Surveyor Avenue	7110 E. Rosecrans Avenue
14748-14750 Nelson Avenue	2700-2722 Fairview Street	851 Lawrence Drive
15401 Figueroa Street	28903 Avenue Paine
1580 Carson Street	29003 Avenue Sherman

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 40,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Land	$2,068,460	$1,927,098
Buildings and improvements	1,748,675	1,680,178
Tenant improvements	75,341	72,179
Furniture, fixtures, and equipment	141	141
Construction in progress	26,791	18,794
Total real estate held for investment	3,919,408	3,698,390
Accumulated depreciation	(316,812)	(296,777)
Investments in real estate, net	3,602,596	3,401,613
Cash and cash equivalents	112,432	78,857
Restricted cash	46	—
Rents and other receivables, net	5,859	5,889
Deferred rent receivable, net	31,339	29,671
Deferred leasing costs, net	19,482	18,688
Deferred loan costs, net	2,770	695
Acquired lease intangible assets, net	76,138	73,090
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	—	766
Other assets	10,717	9,671
Acquisition related deposits	5,896	14,526
Total Assets	$3,872,431	$3,638,622
LIABILITIES & EQUITY
Liabilities
Notes payable	$903,802	$857,842
Interest rate swap liability	22,690	8,488
Accounts payable, accrued expenses and other liabilities	39,000	31,112
Dividends payable	25,931	21,624
Acquired lease intangible liabilities, net	63,914	59,340
Tenant security deposits	30,342	28,779
Prepaid rents	8,074	8,988
Total Liabilities	1,093,753	1,016,173
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized, at March 31, 2020 and December 31, 2019
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding at March 31, 2020 and December 31, 2019 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at March 31, 2020 and December 31, 2019 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at March 31, 2020 and December 31, 2019 ($86,250 liquidation preference)	83,233	83,233
Common Stock, $0.01 par value per share, 489,950,000 authorized and 116,331,347 and 113,793,300 shares outstanding at March 31, 2020 and December 31, 2019, respectively	1,162	1,136
Additional paid in capital	2,524,274	2,439,007
Cumulative distributions in excess of earnings	(132,843)	(118,751)
Accumulated other comprehensive income	(21,950)	(7,542)
Total stockholders’ equity	2,612,970	2,556,177
Noncontrolling interests	165,708	66,272
Total Equity	2,778,678	2,622,449
Total Liabilities and Equity	$3,872,431	$3,638,622

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
REVENUES
Rental income	77,490	59,604
Management, leasing and development services	93	102
Interest income	97	657
TOTAL REVENUES	77,680	60,363
OPERATING EXPENSES
Property expenses	18,114	13,812
General and administrative	9,317	7,344
Depreciation and amortization	27,523	21,996
TOTAL OPERATING EXPENSES	54,954	43,152
OTHER EXPENSES
Acquisition expenses	5	23
Interest expense	7,449	6,471
TOTAL EXPENSES	62,408	49,646
NET INCOME	15,272	10,717
Less: net income attributable to noncontrolling interest	(717)	(201)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	14,555	10,516
Less: preferred stock dividends	(3,636)	(2,423)
Less: earnings attributable to participating securities	(131)	(114)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$10,788	$7,979
Net income attributable to common stockholders per share – basic	$0.09	$0.08
Net income attributable to common stockholders per share – diluted	$0.09	$0.08
Weighted-average shares of common stock outstanding – basic	114,054	98,343
Weighted-average shares of common stock outstanding – diluted	114,314	98,608

Rexford Industrial Realty, Inc.
Stabilized Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Stabilized Same Property Portfolio Occupancy:
	March 31,
	2020	2019	Change (basis points)
Occupancy:
Los Angeles County	99.1%	98.7%	40 bps
Orange County	99.3%	97.6%	170 bps
San Bernardino County	97.2%	97.4%	(20) bps
San Diego County	94.0%	97.2%	(320) bps
Ventura County	95.7%	97.1%	(140) bps
Total/Weighted Average	98.0%	98.1%	(10) bps

Stabilized Same Property Portfolio NOI and Cash NOI
	Three Months Ended March 31,
	2020	2019	$ Change	% Change
Rental income	$57,778	$55,693	$2,085	3.7%
Property expenses	13,139	12,639	500	4.0%
Stabilized Same Property Portfolio NOI	$44,639	$43,054	$1,585	3.7%
Straight line rental revenue adjustment	(645)	(1,735)	1,090	(62.8)%
Amortization of above/below market lease intangibles	(1,489)	(1,764)	275	(15.6)%
Stabilized Same Property Portfolio Cash NOI	$42,505	$39,555	$2,950	7.5%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Stabilized Same Property Portfolio NOI and
Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2020	2019
Net income	$15,272	$10,717
Add:
General and administrative	9,317	7,344
Depreciation and amortization	27,523	21,996
Acquisition expenses	5	23
Interest expense	7,449	6,471
Deduct:
Management, leasing and development services	93	102
Interest income	97	657
Net operating income (NOI)	$59,376	$45,792
Non-Stabilized Same Property Portfolio rental income	(19,712)	(3,911)
Non-Stabilized Same Property Portfolio property expenses	4,975	1,173
Stabilized Same Property Portfolio NOI	$44,639	$43,054
Straight line rental revenue adjustment	(645)	(1,735)
Amortization of above/below market lease intangibles	(1,489)	(1,764)
Stabilized Same Property Portfolio Cash NOI	$42,505	$39,555

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net income	$15,272	$10,717
Add:
Depreciation and amortization	27,523	21,996
Funds From Operations (FFO)	$42,795	$32,713
Less: preferred stock dividends	(3,636)	(2,423)
Less: FFO attributable to noncontrolling interest(1)	(1,450)	(733)
Less: FFO attributable to participating securities(2)	(195)	(176)
Company share of FFO	$37,514	$29,381

Company Share of FFO per common share – basic	$0.33	$0.30
Company Share of FFO per common share – diluted	$0.33	$0.30

FFO	$42,795	$32,713
Adjust:
Acquisition expenses	5	23
Core FFO	$42,800	$32,736
Less: preferred stock dividends	(3,636)	(2,423)
Less: Core FFO attributable to noncontrolling interest(1)	(1,450)	(733)
Less: Core FFO attributable to participating securities(2)	(195)	(176)
Company share of Core FFO	$37,519	$29,404

Company share of Core FFO per common share – basic	$0.33	$0.30
Company share of Core FFO per common share – diluted	$0.33	$0.30

Weighted-average shares of common stock outstanding – basic	114,054	98,343
Weighted-average shares of common stock outstanding – diluted	114,314	98,608

(1)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.